Exhibit 99.1

For immediate release
Beyond Meat® Announces New Revolving Credit Facility
EL SEGUNDO, Calif.—April 22, 2020 (GLOBE NEWSWIRE)—Beyond Meat, Inc. (NASDAQ:BYND) (“Beyond Meat” or “the Company”), a leader in plant-based meat, announced today that it has entered into a new $150 million five-year secured revolving credit facility (the “New Credit Facility”) to support its future growth initiatives. The New Credit Facility also includes an accordion feature for up to an additional $200 million.
“Our current cash and liquidity position is strong, and we are pleased to complete this New Credit Facility on terms that will provide Beyond Meat with a greater amount of financial flexibility and better position the Company for long-term success,” said Mark Nelson, Beyond Meat’s Chief Financial Officer and Treasurer. “We appreciate the support of our lenders as this transaction lowers our cost of capital, is expected to support our future global growth initiatives and enables greater strategic flexibility. We remain committed to providing consumers around the world with great-tasting plant-based meats, while contributing to important health, climate, natural resource, and animal welfare goals.”
The New Credit Facility matures on April 21, 2025 and replaces the Company’s existing secured credit arrangements.
JPMorgan Chase Bank, N.A. and Silicon Valley Bank acted as joint bookrunners and joint lead arrangers on the transaction.

About Beyond Meat
Beyond Meat, Inc. (NASDAQ:BYND) is one of the fastest growing food companies in the United States, offering a portfolio of revolutionary plant-based meats. Founded in 2009, Beyond Meat has a mission of building meat directly from plants, an innovation that enables consumers to experience the taste, texture and other sensory attributes of popular animal-based meat products while enjoying the nutritional and environmental benefits of eating its plant-based meat products. Beyond Meat’s brand commitment, Eat What You Love™, represents a strong belief that by eating its portfolio of plant-based meats, consumers can enjoy more, not less, of their favorite meals, and by doing so, help address concerns related to human health, climate change, resource conservation and animal welfare. Beyond Meat’s portfolio of fresh and frozen plant-based proteins are sold at approximately 77,000 retail, restaurant and foodservice outlets in more than 65 countries worldwide as of December 31, 2019. Visit www.BeyondMeat.com and follow @BeyondMeat, #BeyondBurger and #GoBeyond on Facebook, Instagram and Twitter.

Forward-Looking Statements
Certain statements in this release constitute “forward-looking statements" within the meaning of the federal securities laws. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding financial performance, prospects, future events and future results, and involve known and unknown risks that are difficult to predict. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “outlook,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which or whether, such performance or results will be achieved. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Beyond Meat believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed in

Part I, Item 1A, “Risk Factors,” included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2019 filed with the Securities and Exchange Commission (the “SEC”) on March 19, 2020, as well as other factors described from time to time in the Company's filings with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Such forward-looking statements are made only as of the date of this release. Beyond Meat undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events, changes in assumptions or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Contacts
Media:
Shira Zackai
917-715-8522
szackai@beyondmeat.com

Investors:
Katie Turner
646-277-1228
Katie.turner@icrinc.com